Exhibit 99.2

SHORETEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of operations is presented to give effect to the purchase by ShoreTel, Inc. (“ShoreTel”, the “Company”) of the membership interest in Corvisa LLC, (“Corvisa”), on January 6, 2016. The pro forma information was prepared based on the historical consolidated financial statements and related notes of ShoreTel and Corvisa after giving effect to the acquisition and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing effect on the combined results of ShoreTel and Corvisa.

An unaudited pro forma condensed combined balance sheet has not been included as the acquisition has already been reflected in ShoreTel’s historical condensed consolidated balance sheet as of March 31, 2016 filed on Form 10-Q filed on May 9, 2016, which gives effect to the consummated business combination which occurred on January 6, 2016.

For the purpose of the unaudited pro forma condensed combined statement of operations, the acquisition was assumed to have occurred as of July 1, 2015. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 combine ShoreTel’s operations for the year ended June 30, 2016 with Corvisa’s operations for the period from July 1, 2015 through the date of acquisition of January 6, 2016.

The acquisition has been accounted for using the acquisition method of accounting in accordance with the Accounting Standards Codification (“ASC”) 805 – Business Combinations. Under the acquisition method of accounting, the total purchase consideration of the acquisition is allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets is recorded as goodwill. The purchase price allocation is preliminary since the valuation of the net tangible and identifiable intangible assets is still being finalized. The estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date).

The unaudited pro forma condensed combined statement of operations has been prepared for illustrative purposes only and are not intended to represent or be indicative of the results of operations in future periods or the results that actually would have been achieved had ShoreTel and Corvisa been a combined company during the respective periods presented. The unaudited pro forma condensed combined statement of operations does not reflect any operating efficiencies and/or cost savings that ShoreTel may achieve with respect to the combined companies. The unaudited pro forma condensed combined statement of operations also does not include the effects of restructuring activities and post-merger synergy.

These unaudited pro forma condensed combined statement of operations should be read in conjunction with ShoreTel’s historical consolidated financial statements and related notes included in its annual report on Form 10-K for the fiscal year ended June 30, 2016, as well as Corvisa’s historical consolidated financial statements and related notes for the years ended December 31, 2015 and 2014, which are included as Exhibit 99.1 to this Form 8-K/A.

SHORETEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended June 30, 2016
(in thousands, except per share amounts)

	Historical		Pro forma Adjustments		Pro forma Combined
	ShoreTel	Corvisa
Revenue:
Product	$158,232	$-	$-		$158,232
Hosted and related services	126,670	1,029	-		127,699
Support and services	75,382	-	-		75,382
Total	360,284	1,029	-		361,313
Cost of revenue:
Product	51,881	-	-		51,881
Hosted and related services	61,384	3,256	340	A	64,980
Support and services	19,199	-	-		19,199
Total cost of revenue	132,464	3,256	340		136,060
Gross profit (loss)	227,820	(2,227)	(340)		225,253
Operating expenses:
Research and development	60,509	1,651	-		62,160
Sales and marketing	126,123	4,276	17	A	130,416
General and administrative	41,778	4,710	15	A	46,503
Settlements and defense fees	56	-	-		56
Acquisition-related costs	1,489	-	(1,164)	B	325
Total operating expenses	229,955	10,637	(1,132)		239,460
Income (loss) from operations	(2,135)	(12,864)	792		(14,207)
Other income (expense):
Interest expense	(469)	-	-		(469)
Interest income and other (expense), net	(1,628)	(130)	(12)	C	(1,770)
Total other income (expense)	(2,097)	(130)	(12)		(2,239)
Loss before provision for income tax	(4,232)	(12,994)	780		(16,446)
Provision for income taxes	560	-	-	D	560
Net loss	$(4,792)	(12,994)	$780		$(17,006)
Net loss per common share, basic and diluted	$(0.07)				$(0.26)
Shares used in computing net loss per common share, basic and diluted	66,405				66,405

See Notes to Unaudited Pro forma Condensed Combined Financial Statements

SHORETEL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016, combined the results of operations of ShoreTel and Corvisa as if the acquisition had occurred on July 1, 2015 and was carried forward through the aforementioned periods presented.

1.	Acquisition of Corvisa, LLC.

On January 6, 2016, ShoreTel completed its acquisition of Corvisa pursuant to the terms of a Membership Interest Purchase Agreement dated as of December 21, 2015 by and among ShoreTel, Novation Companies, Inc. and Corvisa Services LLC. The acquisition was accomplished by ShoreTel’s purchase of all of the outstanding membership interests of Corvisa for approximately $8.7 million in cash (the “Consideration”), subject to adjustment pursuant to a customary post-closing net working capital adjustment procedure.

Corvisa is a cloud based communications solutions provider and this acquisition is expected to accelerate and diversify ShoreTel's hosted revenue growth by enhancing ShoreTel's solutions and architecture in various strategic areas in relation to its service offerings.

2.	Discontinued operations of Corvisa, LLC

Before the execution of the Purchase Agreement with ShoreTel in January 2016, Corvisa disposed of its third-party software implementation consulting business. Corvisa sold the assets related exclusively to this business, including but not limited to customer contracts, computer hardware and marketing materials, to Canpango LLC (“Canpango”), which agreed to hire certain employees of the business and to assume Corvisa’s obligations under the customer contracts.

The third-party software implementation consulting business generated hosted and related services revenue of approximately $0.5 million for the six months ended December 31, 2015. The net loss for this business was approximately $0.6 million for the six months ended December 31, 2015. For the purpose of pro forma condensed combined statement of operations the net loss related to this business was excluded from the historical financial statements of Corvisa.

3.	Pro forma financial statement adjustments

The following pro forma adjustments are included in our unaudited pro forma condensed combined statement of operations:

A	To record the estimated amount of amortization on intangible assets acquired by Shore Tel over its estimated useful life.

B	To record transaction costs that were incurred as if they had been incurred by Shore Tel if the acquisition was completed on July 1,2015.

C
To reduce interest earned by Shore Tel Inc. on the cash consideration amount, as if the cash consideration was paid out on July 1, 2015, using the interest rate of 0.1% for the fiscal year ended June 30, 2016.

D
For tax purposes, Corvisa LLC was treated as a disregard entity by Novation Inc. As such, there were no deferred tax attributes assumed at the time of acquisition nor were any deferred tax attributes created upon the consummation of the acquisition as the related intangible assets will be deductible for tax purposes. Also due to 100% valuation allowance on Shore Tel’s net deferred tax assets, the unaudited pro forma condensed combined statement of operations do not reflect statutory rate adjustments for pro forma purposes.